As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-52785

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1653725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(206) 432-8887

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s of Principal Executive Offices)

Charles Edward Smith, Esq.

Executive Vice President, General Counsel and Secretary

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(Name and Address of Agent for Service)

(206) 432-8887

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Eric DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold hereunder as of the date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On May 15, 1998, Washington Mutual, Inc., a Washington corporation (the “Registrant” and “WMI”), filed a registration statement on Form S-4 (Registration Statement No. 333-52785) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 139,342,937 shares of the Registrant’s common stock in connection with the merger by and between WMI and H.F. Ahmanson & Company. The Registration Statement was amended by Amendment No. 1 on July 13, 1998 and Amendment No. 2 on July 27, 1998.

As previously disclosed, on September 26, 2008, WMI and WMI Investment Corp. (“WMI Investment”, and collectively with WMI, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 08-12229 (MFW)). On February 23, 2012, the Bankruptcy Court entered an order confirming the Debtors’ Seventh Amended Joint Plan of Reorganization (as amended, modified or supplemented from time to time, the “Plan”). As contemplated by the Plan, all existing securities and agreements evidencing an equity interest of the Debtors shall be cancelled as of the effective date of the Plan. Therefore, this Amendment being filed to deregister all securities registered but not sold under the Registration Statement and all amendments thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-52785 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 14, 2012.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
Name:	Robert J. Williams
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement No. 333-52785 has been signed by the following persons in the capacities indicated below on March 14, 2012.

	Signature	Title

	/s/ Robert J. Williams	President
	Robert J. Williams	(Principal Executive Officer)

	/s/ John Maciel	Chief Financial Officer
	John Maciel	(Principal Financial and Accounting Officer)

	/s/ Stephen E. Frank *	Director and Chairman of the Board
Stephen E. Frank

	/s/ Alan Fishman *	Director
Alan Fishman

	/s/ Philip Matthews *	Director
Philip Matthews

	/s/ Margaret Osmer McQuade *	Director
Margaret Osmer McQuade

	/s/ Regina T. Montoya *	Director
Regina T. Montoya

	/s/ Michael K. Murphy *	Director
Michael K. Murphy

	/s/ William G. Reed, Jr. *	Director
William G. Reed, Jr.

	/s/ Orin Smith *	Director
Orin Smith

	/s/ James H. Stever *	Director
James H. Stever

*By:	/s/ Charles Edward Smith
As Attorney-in-Fact under Power of Attorney effective as of March 12, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document

24.1	Power of Attorney

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned appoints Charles Edward Smith and John Maciel, and each individually, as the attorney-in-fact and agent of the undersigned, with full power and authority of substitution and resubstitution, to execute for and on behalf of the undersigned authorized to file post-effective amendments to each of the following Registration Statements in order to deregister any securities of Washington Mutual, Inc. that have not been issued in connection with any such Registration Statements and any and all further amendments, including post-effective amendments, or supplements to such Registration Statements and all related documents and instruments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done to carry out the intent of this Power of Attorney, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof:

•	Registration Statement on Form S-4 (File No. 333-23221);

•	Registration Statement on Form S-4 (File No. 333-52785);

•	Registration Statement on Form S-4 (File No. 333-81221);

•	Registration Statement on Form S-4 (File No. 33-47308);

•	Registration Statement on Form S-4 (File No. 333-68524);

•	Registration Statement on Form S-8 (File No. 033-86840);

•	Registration Statement on Form S-8 (File No. 333-40928);

•	Registration Statement on Form S-8 (File No.333-69503);

•	Registration Statement on Form S-8 (File No. 333-87675);

•	Registration Statement on Form S-8 (File No. 333-74646);

•	Registration Statement on Form S-8 (File No. 333-76834);

•	Registration Statement on Form S-8 (File No. 333-106672);

•	Registration Statement on Form S-4 (File No. 333-126353);

•	Registration Statement on Form S-3 (File No. 333-63976);

•	Registration Statement on Form S-3 (File No. 333-67988); and

•	Registration Statement on Form S-3 (File No. 333-130929).

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of March 12, 2012.

/s/ Alan Fishman
Name:	Alan Fishman

/s/ Stephen E. Frank
Name:	Stephen E. Frank

/s/ Philip Matthews
Name:	Philip Matthews

/s/ Margaret Osmer McQuade
Name:	Margaret Osmer McQuade

/s/ Regina T. Montoya
Name:	Regina T. Montoya

/s/ Michael K. Murphy
Name:	Michael K. Murphy

/s/ William G. Reed, Jr.
Name:	William G. Reed, Jr.

/s/ Orin Smith
Name:	Orin Smith

/s/ James H. Stever
Name:	James H. Stever

Signature Page to Power of Attorney for Deregistration